Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of May 1998
                      Distribution Date of June 15, 1998
                           Servicer Certificate #25

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $192,662,147.75
Beginning Pool Factor                                           0.4188819

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,354,172.36
     Interest Collected                                     $1,501,133.50

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $385,285.54
Total Additional Deposits                                     $385,285.54

Repos / Chargeoffs                                            $467,682.14
Aggregate Number of Notes Charged Off                                  93

Total Available Funds                                      $10,240,591.40

Ending Pool Balance                                       $183,840,293.25
Ending Pool Factor                                              0.3997016

Servicing Fee                                                 $160,551.79

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,946,679.21
     Target Percentage                                               5.00%
     Target Balance                                         $9,192,014.66
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($287,857.95)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.427%
Current Weighted Average Remaining Term (months):                   28.83

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,545,701.52     1,179
                                31 - 60 days            $586,904.06       355
                                60+  days               $183,029.78        87

     Total:                                           $2,315,635.36     1,199

     Balances:                  60+  days             $1,908,134.36        87

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $50,745.03
+    Excess Serv.                                       $237,112.92
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,946,679.21

Exhibit 20.4
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of May 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $192,662,147.75
Ending Pool Balance                            $183,840,293.25

Collected Principal                              $8,354,172.36
Collected Interest                               $1,501,133.50
Charge - Offs                                      $467,682.14
Liquidation Proceeds / Recoveries                  $385,285.54
Servicing                                          $160,551.79
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $10,080,039.61

Beginning Balance                              $192,662,147.75              $0.00    $180,115,522.89    $12,546,624.86

Interest Due                                     $1,021,072.19              $0.00        $953,111.31        $67,960.88
Interest Paid                                    $1,021,072.19              $0.00        $953,111.31        $67,960.88
Principal Due                                    $8,821,854.50              $0.00      $8,424,871.05       $396,983.45
Principal Paid                                   $8,821,854.50              $0.00      $8,424,871.05       $396,983.45

Ending Balance                                 $183,840,293.25              $0.00    $171,690,651.84    $12,149,641.41
Note / Certificate Pool Factor                                             0.0000             0.4944            0.5870
   (Ending Balance / Original Pool Amount)
Total Distributions                              $9,842,926.69              $0.00      $9,377,982.36       $464,944.33

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $237,112.92
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,946,679.21
(Release) / Draw                                  ($287,857.95)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.4
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of May 1998


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)   Delinquency Trigger
C)   Noteholders Percent Trigger

                                  6                5                4               3                 2                1
                               Dec-97           Jan-98           Feb-98          Mar-98            Apr-98           May-98
Beginning Pool Balance    $245,988,899.09  $232,737,029.86  $222,045,543.52  $210,823,570.58  $201,965,001.20  $192,662,147.75

A)   Loss Trigger:
Principal of Contracts
  Charged Off                 $304,829.40      $454,573.67      $345,256.84      $242,578.83      $134,699.72      $467,682.14
Recoveries                    $413,465.80      $254,536.38      $437,872.30      $501,962.37      $604,119.92      $385,285.54

Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)         $1,042,409.34                Total Charged off (Months 1 - 6)       $1,949,620.60
  Total Recoveries (Months 3, 2, 1)          $1,491,367.83                Total Recoveries (Months 1 - 6)        $2,597,242.31
  Net Loss / (Recoveries) for 3 Mos           ($448,958.49)(a)            Net Loss/(Recoveries) for 6 Mos.        ($647,621.71)(c)

  Total Balance (Months 5, 4, 3)           $665,606,143.96(b)             Total Balance (Months 1 - 6)       $1,306,222,192.00(d)

  Loss Ratio Annualized  [(a/b) * (12)]            -0.8094%               Loss Ratio Annualized [(c/d) (12)]           -0.5950%

Trigger:  Is Ratio > 1.5%                               No                Trigger:  Is Ratio > 6.0%                         No

                                                                                 Mar-98            Apr-98           May-98
B)   Delinquency Trigger:                                                      $2,105,133.63    $1,809,432.56    $1,908,134.36
     Balance delinquency 60+ days                                                   0.99853%         0.89591%         0.99040%
     As % of Beginning Pool Balance                                                 0.92753%         0.89472%         0.96162%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                  2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer